UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Norwegian Cruise Line Holdings Ltd. (“NCLH,” “we” or “our”) previously announced, pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), the intent of its subsidiary, NCL Corporation Ltd. (“NCLC”), to offer $500.0 million aggregate principal amount of senior unsecured notes due 2020 through a private placement. A copy of the press release announcing the notes offering is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

NCLH is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the NCLH’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of press release, dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ Wendy A. Beck
Wendy A. Beck
Executive Vice President
And Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release, dated November 5, 2015.